INTERTECH GLOBAL.com, INC.

                      Filing Type:     SB-2
                      Filing Date:     March 31, 2000

                                Table of Contents

                              Created by Disclosure

                                 Filing Sections

SB-2 Registration Statement..........................................................  1
Prospectus - Cover Page..............................................................  3
Table of Contents....................................................................  4
Available Information................................................................  4
The Company..........................................................................  5
Risk Factors.........................................................................  8
Use of Proceeds...................................................................... 10
Dilution............................................................................. 10
Offering Price....................................................................... 13
Plan of Distribution................................................................. 13
Selling Security Holders............................................................. 14
Legal Proceedings.................................................................... 14
Directors & Executive Officers....................................................... 15
Description of Shares................................................................ 17
Options; Warrants and Various Rights................................................. 17
Warrant Contracts.................................................................... 17
Private Placements................................................................... 17
Total Issued Shares.................................................................. 17
Convertible Debentures............................................................... 17
Other Related Issues................................................................. 17
Description of Securities............................................................ 19
Common Stock......................................................................... 18
Issued Common Stock.................................................................. 18
Preferred Stock...................................................................... 21
Non Cumulative Voting................................................................ 21
Shares Eligible for Future Sale...................................................... 21
Transfer Agents and Registrar........................................................ 21
Reports to Security Holders.......................................................... 22
Payment Terms........................................................................ 22
Commissions and Idemnification....................................................... 22
Organization Within the Last 5 Years................................................. 23
Executive Compensation............................................................... 23
Experts.............................................................................. 23
Part II- Information Not Required in Prospectus...................................... 24
Exhibits Number 1 - Financial Statement.............................................. 24
Exhibit Number 2 - Legal Opinion..................................................... 27
Exhibit 3 - Use of Proceeds Table ................................................... 29
Exhibit 4 - Great Northern Group Inc.& Intertech Global Marketing Inc.: Use of Funds. 30
Exhibit 5 - Subscription for Common Shares........................................... 31
Signatures........................................................................... 32

 As filed with the Securities and Exchange Commission on March 31, 2000.

                          UNITED STATES

               SECURITIES AND EXCHANGE COMMISSION

                            FORM SB-2

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                   INTERTECH GLOBAL.com, INC.
       (Exact name of registrant as specified in Charter)

            Federal Identification Number 02-0508816

                  7 DAWSON STREET, P.O. Box 889
                      MILTON, NEW HAMPSHIRE
                           03851-0889
                      Phone: 1-888-372-0111
    (Name, address, including zip code, and telephone number, including area code, of agent for service)


                           COPIES TO:

William McNeir Richmond, LL.M.                     Chester M. Kearney
7 Dawson Street                                    Certified Public Accountants
P.O. Box 889                                       2-1/2 North Street
Milton, New Hampshire                              Houlton, Maine
03851-0889                                         04730-0744
Phone:  1-888-495-9580                             Phone: 1-207-532-4271

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED OFFERING: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT, AS DETERMINED BY THE REGISTRANTS.

     If this FORM is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

     If this FORM is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

     If this FORM is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

     If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. ( x )

                         CALCULATION OF REGISTRATION FEE

Title of each class        Amount            Proposed            Proposed            Amount
Of securities              to be             maximum             maximum             Registration
To be registered           Registered        offering price      aggregate           fee
                           (1) (4)           Per unit (2)(3)     offering price      (3)(4)
--------------------------------------------------------------------------------------------------
Common Shares              2,000,000         100%                $10,000,000         $2640.00
--------------------------------------------------------------------------------------------------

(1) In US dollars or the equivalent thereof in one or more foreign currencies or currency units or composite currencies, including the European Currency Unit.

(2) The proposed maximum initial offering price per unit will be determined, from time to time, by the Registrants.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Section 6(b) of the Securities Act of 1933, and based on 2,000,000 common shares at a maximum aggregate offering price of $5.00 per common share.

(4)  Subject to Footnote (3), 2,000,000 common shares may be sold.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states registration statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.

     Information contained in the Prospectus is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any state.

             The date of this Registration Statement is March 31, 2000

           +++++++++++++++++++++++++++++++++++++++++++++++++++++++++
           Information contained herein is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any state.
           +++++++++++++++++++++++++++++++++++++++++++++++++++++++++


                   SUBJECT TO COMPLETION, DATED MARCH 31, 2000.


PROSPECTUS

                                   $10,000,000

                           Intertech Global.com, Inc.

                                  Common Stock

     Intertech Global.com, Inc. (the "Company") will offer 2,000,000 shares of the Company's common stock, without par value ("Common Shares"). The Common Shares will be offered at an aggregate initial offering price not to exceed US $10,000,000 or the equivalent based on the applicable exchange rate at the time of sale. The offering period is one year, 365 days. The company may extend or close the offering period.

     SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THESE COMMON SHARES.

     The Company may sell the 2,000,000 common shares to be offered through its officers or directors as identified or by one or more underwriters, and may also sell the Common Shares directly to other purchasers or through agents. See "Plan of Distribution."

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

     The initial costs of this offering are estimated at: SEC Registration Fees
- $2640.00; Transfer Agent - $2000.00 (est); Cost of Printing - $500.00 (est); Legal - $1000.00 (est); Accounting - $1000.00 (est) and Miscellaneous Fees & Expenses - $930.00 (est); Total $8070.00

                  The date of this Prospectus is March 31, 2000.

TABLE OF CONTENTS

                                                                                           Page
SB-2 Registration Statement ................................................................  1
Prospectus - Cover Page ....................................................................  3
Table of Contents ..........................................................................  4
Available Information ......................................................................  4
The Company ................................................................................  5
Risk Factors ............................................................................... 10
Use of Proceeds ............................................................................ 10
Dilution ................................................................................... 10
Offering Price ............................................................................. 13
Plan of Distribution ....................................................................... 13
Selling Security Holders ................................................................... 14
Legal Proceedings .......................................................................... 14
Directors & Executive Officers ............................................................. 15
Description of Shares ...................................................................... 17
Options; Warrants and Various Rights ....................................................... 17
Warrant Contracts .......................................................................... 17
Private Placements ......................................................................... 17
Total Issued Shares ........................................................................ 17
Convertible Debentures ..................................................................... 17
Other Related Issues ....................................................................... 17
Description of Securities .................................................................. 18
Common Stock ............................................................................... 18
Issued Common Stock ........................................................................ 19
Preferred Stock ............................................................................ 21
Non Cumulative Voting ...................................................................... 21
Shares Eligible for Future Sale ............................................................ 21
Transfer Agents and Registrar .............................................................. 21
Reports to Security Holders ................................................................ 22
Payment Terms .............................................................................. 22
Commissions and Idemnification ............................................................. 22
Organization Within the Last 5 Years ....................................................... 23
Executive Compensation ..................................................................... 23
Experts .................................................................................... 23
Part II- Information Not Required in Prospectus ............................................ 24
Exhibits Number 1 - Financial Statement .................................................... 24
Exhibit Number 2 - Legal Opinion ........................................................... 27
Exhibit 3 - Use of Proceeds Table .......................................................... 29
Exhibit 4 - Great Northern Group Inc. & Intertech Global Marketing Inc.: Use of Funds ...... 30
Exhibit 5 - Subscription for Common Shares ................................................. 31
Signatures ................................................................................. 32

AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement on FORM SB-2 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the Common Shares covered by this Prospectus. This Prospectus, which forms part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the Rules and Regulations of the Commission. For further information with respect to the Company, and the common shares, reference is made to the Registration Statement including the exhibits filed with it. The Registration Statement and its exhibits can be obtained by mail from or inspected and copied at the public reference facilities of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, as well as at the following Regional Offices: World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Commission by mail at prescribed rates. Requests should be directed to the Commission's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, NW Washington D.C. 20549. The Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements, and other information.

     All documents subsequently filed by the Company under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated in this Prospectus as of the date of filing. Any statement contained in a document filed after this Prospectus, not consistent with the Prospectus, will not be considered part of the Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered on written request a copy of the documents that are incorporated by Reference. Requests should be directed to the Secretary, Intertech Global.com, Inc. 7 Dawson Street, P.O. Box 889, Milton, New
Hampshire, 03851-0889, Phone 1-888-372-0111.

THE COMPANY

     Intertech Global.com, Inc. is a New Hampshire corporation. It has a plan to grow through the acquisition of operating corporations. Intertech is committed to the creation of a fully integrated holding company. It has identified two existing corporations, which are in the development stage but present opportunities without incurring an adverse debt load. The acquisition agenda for Intertech will be based on careful analysis, a review of the performance history of the entity, a projected profitability consideration and location relevant to markets and services. These considerations will be broken down as follows:

(1) Sector Analysis:          (a) Internet, e-commerce & multimedia concerns;
    ----------------          (b) resource based concerns;
                              (c) tourism, recreational property development.

(2) Performance History       (a) current sales volume review;
    Criteria:                 (b) potential sales volume;
    -------------------       (c) cost to operate and reduction potential;
                              (d) margins and potential for increase.

(3) Projected Profitability:  (a) Review of current management;
    ------------------------  (b) facilities inspector and upgrade requirements;
                              (c) market analysis;
                              (d) minimum return on investment requirements
                                  - 20% - 25%;
                              (e) double sales volume within 2 years of
                                  acquisition.

(4) Locations:                (a) access to markets
    ----------                (b) access to labor ad support services.


     Company management believes that long term growth and share value enhancement can be developed through a combination of high technology enterprises such as e-commerce and world wide web based activities with traditional resource development based initiatives. A key to this success will be the identification of companies that meet the stated criteria, present little if any debt burden and are viewed as under performing.

Upon receipt of the minimum offering amount of $250,000, the Company will complete the acquisition of Great Northern Group Inc and Intertech Global Marketing Inc. These companies represent opportunities within the target sectors and are not burdened with an excessive debt. These acquisitions will be completed not later than twelve months of this registration.

     The companies scheduled for acquisition present the following brief summary:

(1)  Great Northern Group Inc. (GNG)
     -------------------------------

          GNG is a state of Maine Corporation and a Province of New Brunswick, Canada corporation. It owns absolutely 388 Placer Gold Mining claims on the Matson Creek, Yukon Territory, Canada. The Matson Creek is a proven gold producing area. The GNG holdings represent over 30 miles of claims for development. GNG has received water permits from the Yukon Territorial Government and is positioned to begin operations in the spring, 2000. The company requires funding for purchase of equipment and for working capital. GNG has expert management with over 25 years experience in Yukon placer mining. See Schedule 4 for details of funding requirements.

(2)  Intertech Global Marketing Inc (IGM)
     ------------------------------------

          IGM is a high technology corporation which has created and manages a number of e-commerce sites on the world wide web. This company owns and operates an e-commerce mall on the internet under the name ShopIGM. The company operates the following e-commerce sites: www.shopigm.com; www.intertechglobal.com; www.clearancecentre.com;
     www.themobilehomestore.com; www.mobile-home-store.com; www.minihomes.com;
     www.equipmentresell.com; www.landadz.com; www.chat-spot.com; IGM has the following e-commerce sites under development: www.action-barn.com; www.clearance-centre.com; www.lumberwarehouse.com and www.2x4source.com. Each of these sites offers fully secured commerce transactions and are linked.

     IGM operates the e-commerce sites from a fully integrated computer system supported by a state of the art server. The sites are highly placed on the search engines, are easy to navigate and positioned to expand. IGM, on acquisition, will utilize funding for working capital purposes which will include expansion of existing computer hardware and software, research and development, marketing and development, advertising and promotion, and site development expensures. See Schedule 4 for details of funding requirements.

Proprietary Information

     The Company expects to use know-how, trade secrets, and other proprietary information for the development and delivery of products across the Internet to clients. The specific know-how concerns the legal, accounting, and business management regarding the development of business strategies for start-up and developmental companies is protected by confidentiality agreements, non-disclosure agreements, and covenants-not-to-compete.

Facilities

     The company offices consist of a 1500 square foot building located in Doaktown N.B. Canada.

     The company utilizes a network of inter connected computer servers, database servers and accounting servers. The Company also utilizes eight workstation computers tied into a local network for administrative support and software programming.

     The office lease is from year to year at the monthly rates of $500 (cdn). The company also maintains a corporate head office in conjunction with company lawyer William Richmond located at 7 Dawson Street, P.O. Box 889, Milton, New Hampshire 0385-08891. The company may be reached in the US at 1-888-495-9580 and in Canada at 1-888-372-0111.

The Offering Summary

The Company                                        Intertech Global. com, Inc

Securities Offered by the Company                  2,000,000 Common Shares

Preferred Shares*                                  20,000,000

Shares of Common Stock Authorized                  200,000,000 Common Shares

Par Value Per Share - Common                       $0.001

Offering Price Per Share - Common                  $5.00

Shares of Common Stock Issued Prior
to the Offering                                    21,451,103

Shares of Common Stock Upon

Completion of Offering:                            23,451,103

Assuming Minimum Sold                              21,501,103 Common Shares

Assuming Maximum Sold                              23,451,103 Common Shares

Comparative Share Ownership upon Completion
Of Offering:

Assuming Minimum Sold:
Current Stockholders (21,451,103)
New Stockholders (250,000)

Assuming Maximum Sold:
Current Stockholders (21,451,103 Shares)           99.96%
New Stockholders (2,000,000 Shares)                .04%

Gross Proceeds of the Offering:
Minimum                                            $250,000
Maximum                                            $10,000,000


     *The corporation is also authorized to issue 10,000,000 class "A" preferred 9% cumulative divided non-convertible shares $5.00 par value each and 10,000,000 Class "B" Preferred 12% cumulative Divided Non-Convertible shares $5.00 par value each. The company plan for distribution of the Class A or Class B preferred shares will be developed after registration of this Registration Statement.


RISK FACTORS:

     Purchasers of the common shares being offered hereby should carefully read this entire Prospectus and the Documents incorporated by reference. Purchasers should consider the following stated risk factors as well as any additional risk factors in any Prospectus Supplement delivered with this Prospectus.

(1) No Operating History: The company has been in a developmental period from its inception in October 1997. The Company has a limited operating history on which to base an evaluation of its business and prospects. The company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly acquisition of operating companies in new and rapidly growing markets such as online commerce.

(2) No Marketable Product: The likelihood of success of the company must be considered in the light of the problems, expenses and delays encountered in connection with the acquisition and integration of operating units. The company is scheduled to acquire two existing operating companies however there can be no assurance that its acquisition of these entities will ultimately result in profits to the company.

(3) Arbitrary Offering Price: The $5.00 price per Common Share has no relationship to the assets, book value, net worth or any other recognized criteria of value of the company. The offering price per common share was determined arbitrarily by management of the company. The offering price should not be considered as an indication of the actual value of the company.

(4) No Assurance of Market for Shares: There currently is no market for the Common Shares. The company intends to attract a market maker who will develop a market for the Common Shares. The Company gives no assurances that it will be successful in its efforts to attract a market maker or develop a public market as a result of this offering.

(5) Dilution: Investors participating in this Offering will experience dilution as the company continues acquisition of operating units. Although all such initiatives will require notice, it is anticipated the Company will utilize a portion of treasury stock to effect the purchase of additional operating units including Great Northern Group Inc. and Intertech Global Marketing Inc.

(6) No Dividends and None Anticipated: The Company has not paid any dividends on its capital stock since its inception. It does not contemplate or anticipate paying any dividends in the foreseeable future. Investors who anticipate an immediate return from their investments should refrain from the purchase of these shares.

(7) Control Present Stockholders: Assuming the sale of all common shares included in this offering, the shareholders existing prior to the sale contemplated by this offering will continue to be able to elect all of the company's directors, and appoint its officers.

(8)  Broad Discretion of Application of Proceeds of Offering and the Use of
     Funds: A substantial portion of the proceeds from this offering will be used for general working capital. Management will have broad discretion as to the use of such proceeds and management reserves the right to reallocate all proceeds from this offering to working capital. See "Use of Proceeds",
     Exhibit 3 and Exhibit 4.

(9) Risk of Low-price Stocks: The Common Shares could become subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worth in excess of $1,000,000 or annual incomes exceeding $200,000 or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may adversely affect the ability of broker-dealers to sell the Company's securities and may adversely affect the ability of purchasers in the offering to sell any of the securities acquired hereby in the secondary market.

     Securities and Exchange Commission ("Commission") regulations define a "penny stock" to be any non-NASDAQ equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in account and information on the limited market in penny stocks.

     The foregoing required penny stock restrictions will not apply to the Company's securities if such securities include on the NASDAQ Small-Cap Market and have certain price and volume information provided on a current and continuing basis or meet certain public float minimum net tangible assets and reserve criteria. There can be no assurance that the Company's securities will qualify for exemption from these restrictions.

     In any event, even if the Company's securities were exempt from such restrictions, it would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the Commission finds that such a restriction would be in the public interest. If the Company's Securities were subjected to the rules on penny stocks, the market liquidity for the Company's securities could be adversely affected.

(10) Escrow of Inventors Funds: No commitment exists by anyone to purchase all or any part of the common shares offered herein. Consequently there is no assurance that the minimum number of common shares will be sold. In the event the minimum number of the common shares are not sold within twelve months from the commencement of the offering (or if less than 50,000 common shares are sold,) or if the offering is not otherwise extended, the offering will be withdrawn and the subscribers funds will be returned. The Board of Directors may extend the period of the offering at any time during the first twelve months.

(11) Purchase of Securities by Officers and Directors of the Company: Any or all of the Company's officers, directors and principal shareholders may purchase any portion of the securities offered hereby upon the same terms and conditions as other investors in the Offering. The Company's officers, directors and principal shareholders may purchase securities in the Offering in order to meet the minimum subscription requirement, thereby permitting the release of funds from escrow to the Company. There is no limit on the number of shares that the Company's officers, directors and principal shareholders may purchase in the Offering. See "Plan of Distribution."

(13) In addition to the above risks, businessess are often subject to risks not forseen or fully appreciated by management. In reviewing this disclosure document potential investors should keep in mind other possible risks that could be important.

USE OF PROCEEDS

     Unless a Prospectus Supplement indicates otherwise, the net proceeds to be received by the Company from the issue and sale of the Common Shares will be added to the General Funds of the Company to be used to finance the Companys operations, to acquire the two designated companies named above and for general corporate purposes.

(a) The actual expenses will be reported to investors on a yearly basis starting in 2000 and continuing thereafter.

     Investors will have significant reliance upon the management to use the proceeds in a manner that will maximize the growth of the company.

-----------------------------------------------------------------------------------------
                               Minimum     %        50%         %       Maximum       %
-----------------------------------------------------------------------------------------
Total Proceeds                $250,000    100%   $5,000,000    100%   $10,000,000    100%
  Less Offering Expenses
   Legal and Accounting       $  5,000      2%   $   10,000     .4%   $    25,000     .5%
   Printing Offering Circular $  5,000      2%   $   15,000     .6%   $    18,000     .4%
   Advertising for Offering   $ 10,000      4%   $   25,000      1%   $    50,000      1%
   Postage                    $  5,000      2%   $    8,000     .3%   $    15,000     .3%
   Filing Fees                $  2,640.00   2%   $    2,640.00  .2%   $     2,640.00  .1%
=========================================================================================
Net Proceeds from Offering    $222,360     89%   $4,939,360     98%   $ 9,889,360     98%
-----------------------------------------------------------------------------------------

     The foregoing represents the Company's best estimates of its allocation of the net proceeds of this Offering during the next 12 months given the respective scenarios. This estimate is based upon the current status of the Company's business operations, its current plans, and current economic and industry conditions. Future events, including changes in economic or competitive conditions or the Company's business, may cause the Company to modify the above-described allocation of funds.

     The companies stated use of proceeds from this offering of 2,000,000 common shares is for the acquisition, funding and development of the two designated companies, Great Northern Group Inc and Intertech Global Marketing Inc. Assuming maximum results from the offering are received by the company, the proceeds will be allocated, after expenses as follows:

(a) Great Northern Group Inc: 50% or $4,944,680 for acquisition, purchase of equipment, development and field work, travel, operating costs, equipment maintenance. See Appendix 3 and 4.

(b) Intertech Global Marketing Inc.: 50% or $4,944,680 for acquisition, equipment and software, inventory, office, marketing promotion expenses. See Appendix 3 and 4.

Dilution

     The difference between the offering price per share of the Common Stock and the pro forma net tangible book value per share of the Common Stock after this Offering constitutes the dilution of investors in this Offering. Net tangible book values per share is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock. For purposes of this Offering Circular, dilution has been calculated with respect to the minimum offering, 50% of the offering and the maximum.

DILUTION (MINIMUM OFFERING)

     The net tangible book value of the Company's Common Stock (fully diluted) at April 30, 1999 was $21,451 or ($0.001) per share. After giving effect to the receipt of the net proceeds from the sale of the Common Sock offered hereby, assuming that the minimum offering is achieved (estimate to be $222,360.00 after deduction for estimated offering expenses of $30,000), the pro forma net tangible book value of the Company at April 30, 1999 would have been $243,811.00 on a fully diluted basis, or $.01 per share. This represents an immediate increase in the net tangible book value of $.01 per share to current stock-holders and an immediate dilution of $4.99 per share to new investors. The following table illustrates this per share dilution:

    Offering Price per Unit                                              $5.00
      Pro forma net tangible book value per share before the Offering    $0.001
      Increase per share attributable to new investors                   $0.01

    Pro forma net tangible book value per share after the Offering       $0.01

    Dilution per share to investors                                      $4.99

DILUTION (50% OFFERING)

      The net tangible book value of the Company's Common Stock (fully dilutes) at April 30, 1999 was $21,451.00 or ($0.001) per share. After giving effect to the receipt of the net proceeds from the sale of the Common Stock offered hereby, assuming 50% offering is achieved (estimates to be $4,940,000, after deduction for estimated offering expenses of $59,500), the pro forma net tangible book value of the Company at July 31, 1999 would have been $4,960,811 on a fully diluted basis, or $.22 per share. This represents an immediate increase in the net tangible book value of $.22 per share to current stock-holders and an immediate dilution of $4.78 per share to new investors. The following table illustrates this per share dilution:

    Offering Price per Unit                                              $5.00
      Pro forma net tangible book value per share before the Offering    $0.001
      Increase per share attributable to new investors                   $0.22

    Pro forma net tangible book value per share after the Offering       $0.22

    Dilution per share to investors                                      $4.78

DILUTION (MAXIMUM OFFERING)

     The net tangible book value of the Company's Common Stock (fully diluted) at April 30, 1999 was $21,451 or ($0.001) per share. After giving the effect to the receipt of the net proceeds from the sale of the Common Stock offered hereby, assuming that the maximum offering is achieved (estimated to be $9,889,360, after deduction for estimated offering expenses of $113,000), the pro forma net tangible book value of the Company at July 31, 1999 would have been $9,910,811.00 on a fully diluted basis, or $.42 per share (1). This represents an immediate increase in the net tangible book value of $.42 per share to current stockholders and an immediate dilution of $4.58 per share to new investors. The following table illustrates this per share dilution:

    Offering Price per Unit                                              $5.00
      Pro forma net tangible book value per share before the Offering    $0.001
      Increase per share attributable to new investors                   $0.42

    Pro forma net tangible book value per share after the Offering       $0.42
    Dilution per share to investors                                      $4.58

DIFFERENCES IN AVERAGE PRICE PER SHARE

     The following tables set forth on a pro forma basis the differences between existing shareholders and new investors in the Offering (assuming the maximum offering respectively) with respect to the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company and the average price per share paid by existing shareholders and by new investors at an offering price of $5.00 per share:

MINIMUM OFFERING
------------------------------------------------------------------------------------------
                          Number     Percentage   Consideration   Percentage of   Average
                                         of           Paid            Total      Price Per
                                     Outstanding                  Consideration    Share
                                       Shares                          Paid
==========================================================================================
   New Shareholders         50,000      0.23%       $250,000         92.10%       $5.00
------------------------------------------------------------------------------------------
Existing Shareholders   21,451,103     99.77%         21,451          7.90%       $0.001
------------------------------------------------------------------------------------------
        TOTAL           21,501,103       100%        271,451           100%
------------------------------------------------------------------------------------------

50% OFFERING
------------------------------------------------------------------------------------------
                          Number     Percentage   Consideration   Percentage of   Average
                                         of           Paid            Total      Price Per
                                     Outstanding                  Consideration    Share
                                       Shares                          Paid
==========================================================================================
   New Shareholders       1,000,000      2.28%      $ 5,000,00        99.15%     $5.00
------------------------------------------------------------------------------------------
Existing Shareholders(1) 22,451,103     97.72%      $   21,451         0.85%     $0.001
------------------------------------------------------------------------------------------
         TOTAL           22,451,103       100%      $5,021,451          100%
------------------------------------------------------------------------------------------

MAXIMUM OFFERING
------------------------------------------------------------------------------------------
                          Number     Percentage   Consideration   Percentage of   Average
                                         of           Paid            Total      Price Per
                                     Outstanding                  Consideration    Share
                                       Shares                          Paid
==========================================================================================
  New Shareholders        2,000,000     4.45%      $10,000,000       99.57%       $5.00
------------------------------------------------------------------------------------------
Existing Shareholders    21,451,103    95.55%          $21,451        0.43%       $0.001
------------------------------------------------------------------------------------------
       TOTAL             23,451,103      100%      $10,021,451         100%
------------------------------------------------------------------------------------------

The Offering Price

(a) The Company arbitrarily established the price per share. The price per share is not necessarily related to the company's asset value, net worth or any other established criteria of value. The offering price should not be regarded as indicated of the price at which the common stock will trade in any public market, should a market hereafter develop.

(b) There are no warrants, rights and/or convertible securities being registered.

Plan of Distribution

     The company offers the Common Shares on a direct participation basis during the offering period which is twelve months from the date of registration. The company, following registration approval will apply for listing over the counter bulletin board.

     The company reserves the right to close the offering at any time after the sale of 50,000 shares. All proceeds will be deposited in an escrow account to be maintained by People's Heritage Bank, York, Maine. Unless at least 50,000 shares offered hereby are sold and paid for during the offering period, such escrowed funds shall be promptly returned to prospective investors in full, without interest or deduction. Prospective investors will have no right to the return of their funds during the term of the escrow. Nor will the prospective investors have the right to the return of their funds in the event the company elects to extend the offering period. Any or all of the company's officers, directors and principal shareholders may purchase any portion of the securities offered hereby upon the same terms and conditions as other investors in this offering. The Company's officers, directors and principal shareholders may purchase securities in the Offering in order to meet the minimum subscriptions requirement, thereby permitting the release of funds from escrow to the company. There is no limit on the number of shares that the company's officers, directors and principal shareholders may purchase in the Offering.

     Shares may be purchased by completing and delivering the Company's subscription for common shares, attached hereto as Exhibit 5, along with the purchase price by check to "Intertech Global .com, Inc-Escrow Account". Within 10 days after its receipt of a subscription for common shares, accompanied by a check for the purchase price. The Company will send by electronic mail or first class mail a written confirmation to notify the subscriber of the extent, if any, to which the subscription has been accepted by the Company.

     Any or all of the Company's officers, directors and principal shareholders may purchase a portion of the securities offered hereby upon the same terms and conditions as other investors in this Offering. There is no limit on the number of shares that a Company's officers, directors and principal shareholders may purchase in the Offering. If such purchases are made, they must be made for investment purposes and not with a view toward immediate resale or distribution. To the extent that such persons purchase securities in this Offering, the number of securities available to be purchased by others will be reduced by a like amount. Purchases by officers, directors and principal shareholders of the Company may result in management increasing its control of the Company.

     The proceeds from this Offering will not be utilized, directly or indirectly, to enable any person to purchase the securities offered hereby.

     The offering will begin on the date of registration and continue until either all of the shares have been sold or the company terminates the offering. The offering period, of twelve months, may be extended during the term of the offering for a further stated period by the Board of Directors.

     The company may also offer and sell Common Shares through underwriters or dealers. Sales of the Common Shares offered pursuant to any Prospectus Supplement may be effected from time to time during this offering in one or more transactions on the

American Stock Exchange or in appropriate circumstances in negotiated transactions or any combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at other negotiated prices.

     In connection with distribution of Common Shares or otherwise, the Company may enter into hedging transactions with broker-dealers in connection with such broker-dealers may sell Common Shares registered by this Registration Statement in the course of hedging through short sales the position they assumed with the Company.

Selling Security Holders

     The company will be registered as an issuer-dealer. The securities will be offered by the Company by Donald H. Long who will be the Registered Selling Agent for the Company. No commissions will be paid to any officers or directors of the Company on account of any sales they procure.

     The following tables set forth the information regarding the registered Selling Agent for the company. The following are part of the company management.

Name              Title       No. of securities   No. of securities       %
                                owned before         to be owned        owned
                                the offering        after offering      after
                                  and class                           offering
Donald Long       President       760,000(1)           760,000           3%
22 Main Street                    common
Doaktown, NB

(1) The company's President and the Registered Selling Agent, Donald Long, is also the President of J.M. Holdings Limited which owns more than 10% of the issued and outstanding common shares of the company, J.M. Holding Limited is subject to SEC provisions governing resale by control persons and affiliates. See SEC Rule #144.

Legal Proceedings

     The company since incorporation on October 22, 1997 has not been a party to any legal proceedings, pending, actual or otherwise.

     William Richmond, LL.M. has been engaged by the company for purposes of assisting the Company in creating the corporation and providing general corporate advice. Mr. Richmond maintains a Law Office at 7 Dawson Street, P.O. Box 889, Milton, N.H. 03851-0889. Phone 1-888-495-9580.

Directors & Executive Officers

     The officers and directors of the Company are:

          Name                         Title

          Donald H. Long               President and Director
          Wendy L. Price               Treasurer and Director
          Caroline Esty                Secretary and Director

     Each of the directors of the Company holds office for a one-year period expiring May 12, 2001. At present the Company's by laws provide for not less than one director. Currently there are three directors. The By laws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until the success is elected and qualified Officers serve at the discretion of the Board of Directors. The President, Treasurer and the Secretary of the company will devote such time as necessary to meet the operational requirements of the Company.

     The principal occupation and business experience for each officer, director and critical employee of the Company for at least the previous five years are as follows:

     Donald Long has served as President and Director of the company since incorporation. Mr. Long has enjoyed a diverse business career during the last 30 years. He began his employment in heavy equipment service, repair, maintenance and operation, which experience he has utilized in a number of subsequent successful business ventures. Mr. Long has committed his working life to the private sector and entrepreneurship.

     An active member of the community, Mr. Long has served on a number of voluntary Boards and has with his wife of 30 years been active as foster parents for the Province of New Brunswick for which service they recently received an award. In addition, Mr. Long has served as chairperson of the local Health Board and was actively involved in its expansion, and is a lifetime member of the New Brunswick Guide Association. Mr. Long has run for public office and has served at all levels of political structure including official agent, president and treasurer responsible for fundraising and accounting.

     Mr. Long has owned, operated and sold a number of ventures within the community during this period including a restaurant, office building and insulation and construction businesses. His most active area of business involvement has been in the forestry sector as a manager, developer and owner/operator in forestry operations. His commitment to sustainable development and a strong commitment to the environment have been reflected in these operations.

     Mr. Long is the president of Central Stone Company, Ready Forest Supply Limited., Resort Lands Limited, Intertech Global Marketing Inc and Great Northern Group Inc. These corporations hold promise for the future. Mr. Long has also engaged in business activities in the United States and has established strong connections within the U.S. business community. He is a frequent traveler in the United States particularly in the New England area pursuing and developing his business acquisition strategy.

     Mr. Long has a sincere and keen interest in corporate development and has committed himself during the past 2 years to the creation of a sound public company, with significant assets and a culture of solid management. He has a very high energy level and has had a history of success in business development and job creation and training. He has already devoted a great deal of his money, time and energy to planning this business, preparing the management team and establishing the initial corporations and their assets for acquisition. The long-term commitment is to build a fully integrated resource based corporation, operating with respect for the physical environment and dedicated to building maximum equity values based on underlying asset values and earning growth. This effort will be combined with e-commerce and world-wide web based corporate activity.

     Mr. Long will continue his involvement with the company on a full time basis. His particular long-term interest and efforts will be directed towards building growth and strength through solid business acquisitions. In the short term, his efforts will be directed towards operational matters including the business development and acquisitions of Intertech Global Marketing Inc. and Great Northern Group Inc.

     Wendy L. Price has served as Treasurer of the company since October 22, 1997. Ms. Price has gained her understanding of financial management and reporting through several years' experience in the field while employed as a financial services officer in forestry sector corporations. She is presently employed as Chief Financial Officer for Ready Forest Supply Ltd., and as such is responsible for financial planning, financial reporting and compliance.

     Ms. Price recognizes the importance of constant monitoring of business operations and accurate assessment of operational requirements. In this regard and particularly with respect to compliance and external reporting, Ms. Price will utilize the services of external accounting professionals on a regular basis in order to assure the highest level of independence and integrity.

     In addition to being proficient in financial planning and reporting, Ms. Price is an advanced computer user and skilled in office management practices. Ms. Price has been involved in planning for the company while at the same time continuing her involvement with operating corporation.

     Caroline Esty has served as secretary of the company since October 22, 1997. Ms. Esty is a licensed real estate agent and has been active in this field for the past six years in association with A Bound Realty of Newcastle, N.B. In this regard, Ms. Esty has been actively involved in all aspects of the real estate industry and is experience in residential and commercial property transactions. Within the Real Estate Industry, Ms. Esty has received training in sales, public relations, and real estate financing and contract preparation. Most recently, Ms. Esty has been employed as Manager of Worldwide Printing Inc., and has been actively involved in project identification, conceptual planning and promotion.

     Ms. Esty has a particular interest in property management and development and is committed to establishing a diverse property based company, which includes recreational, residential and commercial developments.

     The following table sets forth compensation, accrued and paid during the last fiscal year and proposed by the company during the 12 months following closing of the offering to certain officers and directors of the company and to all officers and directors as a group:

Name                 Capacities         Aggregate                Aggregate
                       (1)  (2)         Compensation             Compensation
                                        last fiscal year         next 12 months
-------------------------------------------------------------------------------
Donald H. Long       President          0                        0
Wendy Price          Treasurer          0                        0
Caroline Esty        Secretary          0                        0

(1) Each director is entitled to be reimbursed for reasonable expenses incurred in attending meetings of the Board of Directors of the company. The members of the Board of Directors intend to meet at least quarterly during the company's fiscal year and at such other times as duly called. The company presently has 3 directors.

DESCRIPTION OF SHARES

Options, Warrants, and Various Rights

     There are no options, warrants or rights relating to the securities of the corporation.

Certain Transactions

     All securities issued prior to this offering were issued under Exempted Transactions, Section 4(2) of the Securities Act of 1933 for "transactions by an issuer not involving any public offering."

     Intertech Global. com, Inc. (the "Company") a development stage corporation was incorporated in the State of New Hampshire on October 22, 1997. It has authorized capital of 200,000,000 shares of common stock, $0.001 par value. It has authorized 10,000,000 class "A" Preferred 9% Cumulative Divided Non-convertible Shares $5.00 par each value and 10,000,000 Class "B" Preferred 12% Cumulative Divided Non-Convertible Shares $5.00 Par value each. There are currently 21,451,103 issued common shares. See "Principal Shareholders" and Description of Securities".

Warrant Contracts

     There are no warrant contracts for any shares or securities of the corporation.

Private Placements

     All shares placed by the corporation over 2500 have been disclosed under the heading "Issued Common Shares".

Total Issued Shares

     For the period ended March 31, 2000 there are a total of 21,451,103 issued and outstanding shares of common stock.

Convertible Debentures

     There are no debentures, convertible or otherwise of the corporation. The corporation has no plans for any convertible debentures.

Other Related Issues

     All securities issued prior to this offering were issued under Exempted Transaction, Section 4(2) of the Securities Act of 1933 for "transactions by an issuer not involving any public offering.

     The Company intends to indemnify its officers and directors to the full extent permitted under New Hampshire law. A corporation may indemnify its agents for expenses and amounts paid in third party actions and, upon court approval in derivative actions, if the agents acted in good faith and with reasonable care. A majority vote of the Board of Directors, approval of the shareholders, or court approval is required to effectuate indemnification.

     All transactions between the Company and its officers, directors, principal shareholders and affiliates of any of them have been and will be on terms no less favorable to the Company than could be obtained from independent parties.

     In so far as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors or persons controlling the Company, the Company acknowledges that, in the opinion of the Securities and Exchange Commission, Washington, D.C. 20549, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by an officer, director or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such a officer, director or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its legal counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

Description of Securities

     All Common Stock issued prior to this offering were under Exempted Transaction, Section 4(2) of the Securities Act of 1933 for transactions by an issuer not involving any public offering.

Common Stock

     The authorized capital of the Company consists of 200,000,000 shares of common stock, $.001 par value (the "Common Stock"). There are presently 21,451,103 issued shares of the Common Stock

     Holders of the Common Stock do not have preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of Common Stock are entitled to share equally in dividends from sources legally available when, as and if declared by the Board of Directors and, upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in the assets of the Company available for distribution to stockholders. All outstanding shares of the Common Stock are validly authorized and issued, fully paid and nonassessable, and all shares to be sold will be validly authorized and issued, fully paid and nonassessable.

     The Board of Directors is authorized to issue additional shares of Common Stock, not to exceed the amount authorized by the Company's Certificate of Incorporation, and to issue options and warrants for the purchase of such shares, on terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action. The above description concerning the Common Stock of the Company does not purport to be complete. Reference is made to the Company's Certificate of Incorporation and Bylaws, which are available for inspection at the Company's principal executive offices. Reference is also made to the applicable statutes of the State of New Hampshire for a more complete description concerning the rights and liabilities of holders of the Common Stock.

Issued Common Shares

     The following table sets forth certain information regarding the company common stock owned on the date of the Registration Statement (I) by each shareholder of record who is known to the Company to own beneficially more than 2500 shares; (ii) by each of the Company's officers and directors (directly or beneficially) (iii) by all officers and directors as a group (directly or beneficially).

Title of Class           Name                Address                      Amount Owned            Amount Owned
                                                                      Before the Offering      After the Offering
-----------------------------------------------------------------------------------------------------------------
   Common       1. Long, Donald              222 Main Street                 760,000                   760,000
                                             Doaktown, NB
                                             E9C 1B1

   Common       2. J. M. Holdings Ltd.       222 Main Street              13,008,442                13,008,442
                                             Doaktown, NB
                                             E9C 1B1

   Common       3. Long, Myra                222 Main Street                 100,000                   100,000
                                             Doaktown, NB
                                             E9C 1B1

   Common       4. Long, Donald, JR          222 Main Street                 125,000                   125,000
                                             Doaktown, NB
                                             E9C 1B1

   Common       5. Gilmore, April            Stanley, NB                     125,000                   125,000
                                             E0H 1T0

   Common       6. Price, Wendy              48 F. Price Road                 50,000                    50,000
                                             Priceville, NB
                                             E9C 2K9

   Common       7. Esty, Caroline            P.O. Box 674                     50,000                    50,000
                                             Miramichi, NB
                                             E1V 3T7

   Common       8. Macpherson, Robert        98 Prospect Street West          50,000                    50,000
                                             Fredericton, NB
                                             E3C 2T8



                                      -22-

Title of Class           Name                Address                      Amount Owned            Amount Owned
                                                                      Before the Offering      After the Offering
-----------------------------------------------------------------------------------------------------------------
   Common       9. Neatham, Ronald B.        P.O. Box 4469                    50,000                    50,000
                                             Rothesay, NB
                                             E2E 5X2

   Common      10. Kearney, Merrill          Suite 17                        200,000                   200,000
                                             Trust Building
                                             Houlton, Maine 04730

   Common      11. Squires, Norman B.        6 Carter Notch Road             100,000                   100,000
                                             Jackson, NH  03846

   Common      12. David J. Condon           29 Manaadnock Road               37,500                    37,500
                                             Westford, MA  01886

   Common      13. David L. Westbrook        1306 Massachusetts Ave.#506      37,500                   37,500
                                             Cambridge, MA  02138

   Common      14. Dr. Charles Sutton        1230 Jumano Loop                 75,000                   75,000
                                             Appolo Beach, FL  33572

   Common      15. Banville, BO              1004 South U.S. 1               100,000                  100,000
                                             FT. Pierce, Florida 34950

   Common      16. Mascioli, I.A. (MAC)      1004 South U.S. 1               100,000                  100,000
                                             FT. Pierce Florida  34950

   Common      17. O'Dell, Frank             P.O. Box 36                     100,000                  100,000
                                             Salem, NH  03079-0036

   Common      18. Cara, W.J. (Bill)         28 Archerhill Drive             100,000                  100,000
                                             Toronto, Ontario

   Common      19. Appleton, James H.        96 Cortland Ave.                200,000                  200,000
                                             New Maryland, NB
                                             E3C 1B6

   Common      20. Tessa Arlene Long         c/o Donald Long                 100,000                  100,000
                                             222 Main Street
                                             Doaktown, NB

   Common      21. Connor Garnett Long       c/o Donald Long                 100,000                  100,000
                                             222 Main Street
                                             Doaktown, NB



                                      -23-

Title of Class           Name                Address                      Amount Owned            Amount Owned
                                                                      Before the Offering      After the Offering
-----------------------------------------------------------------------------------------------------------------
   Common      22. Donald Cormac Long        c/o Donald Long                 100,000                  100,000
                                             222 Main Street
                                             Doaktown, N.B.

   Common      23. Todd Gilmore              c/o Donald Long                 100,000                  100,000
                                             222 Main Street
                                             Doaktown, N.B.

   Common      24. Jesse Gilmore             c/o Donald Long                 100,000                  100,000
                                             222 Main Street
                                             Doaktown, N.B.

   Common      25. Devon Gilmore             c/o Donald Long                 100,000                  100,000
                                             222 Main Street
                                             Doaktown N.B.
                                             E9C 1B1
                                             Canada

   Common      26. Portsmouth Holdings, Ltd. P.O. Box #1155                  100,000                  100,000
                                             Portsmouth, NH
                                             03802-1155 USA

   Common      27. Willard Powers            15212 Kingsbury Ave.          1,600,000                1,600,000
                                             Mission Hills, CA 91345

   Common      28. Albert Tierney Savage     284 Gariepy Cresent             175,000                  175,000
                                             Edmonton, Alberta
                                             T0M 1A3

   Common      29. Albert Tierney Savage     284 Gariepy Cresent           3,000,000                3,000,000
                                             Edmonton, Alberta
                                             T0M 1A3

   Common      30. Barter World              395 Main St, Suite 7 & 8        600,000                  600,000
                    International Inc.       Salem, NH 03079

   Common      31. Marilee Montague          115 Algonguin Street              7,661                    7,661
                                             Deep River, ON
                                             K0J 1P0

Preferred Stock

         The company has the authority to issue 10,000,000 shares of Class A Preferred 9% cumulative nonconvertible Stock with a par value of $5.00 per share, and 10,000,000 Class "B" Preferred 12% cumulative nonconvertible shares $5.00 par value each. The company does not have any plans to issue either the Class "A" or the Class "B" shares described in this section.

Noncumulative Voting

     Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of directors.

Shares Eligible for Future Sale

     The Company currently has 21,451,103 shares of common stock issued and outstanding. Of these shares, none are freely tradable without restriction or registration under the Securities Act of 1933, as amended ("the Act"). All of the previous shares ("Restricted Shares") were issued and sold by the Company pursuant to the "private placement" exemptions under Regulation D and/or Sections 4(2) or 4(6) of the act, as promulgated by the Securities and Exchange Commission, Washington, D.C. 20549. Securities to be issued hereunder will be issued pursuant to the exemptions under regulation A under the Act.

Transfer Agent and Registrar

     The Transfer Agent and Registrar for the securities of the Company is William Richmond, LL.M. located at 7 Dawson Street, P.O. Box 889, Milton, N.H. 03851-0889. Phone: 1-888-495-9580.

Reports to Security Holders

     The Company intends to furnish to holders of securities annual reports containing financial statements of the Company audited by independent certified public accountants upon the authority of such firm experts in auditing and accounting. The Company will issue unaudited quarterly reports to its securities holders.

Payments Terms

     Each investor who subscribes to purchase shares of the Common Stock shall do so by executing the Subscription for Common Shares attached hereto, and pay the subscription price for such Common Stock by check, payable at the time an executed Subscription for Common Shares is returned to the Company. The minimum share purchase is 100 shares (or $500).

     INVESTOR CHECKS SHOULD BE MADE PAYABLE TO THE ORDER "INTERTECH GLOBAL.COM, INC.-ESCROW ACCOUNT" AND SHOULD BE FORWARDED TO THE COMPANY, ALONG WITH A FULLY EXECUTED SUBSCRIPTION FOR COMMON SHARES IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. SEE "SUBSCRIPTION FOR COMMON SHARES", FORM ATTACHED.

Investor's funds will be promptly deposited by the Company for the benefit of such investor in a non-interest bearing escrow account at People's Heritage bank, York, Maine. The investors funds in the account will be released provided the following conditions are met:

      (i) Investors have subscribed for no fewer than 50,000 shares of the Common Stock during the Twelve month Offering Period for a total subscription price of not less than $250,000; and

     (ii) The Company has received and collected the full payment of the cash investment for no fewer than 50,000 shares during the Twelve month Offering Period at a total subscription price of not less than $250,000.

     If such conditions are not satisfied, all the investors' funds so held in the aforementioned escrow account will be returned to the investors without deduction or interest. If all of such conditions are satisfied, the investors' cash investment will be paid to the Company, less legal fees, accounting fees, financial printing costs and related expenses of this Offering, to be applied by it as described in this Registration Statement. The Board of Directors may extend the Twelve Month Offering Period.

     Approximately 15 days after any prospective investor submits a Subscription for Common Shares to the Company, the Company will notify such investor whether such investor's subscription will be rejected (and any subscription not so rejected will be accepted, subject to the satisfaction of the terms and conditions referred to herein). Amounts paid by an investor whose subscription is rejected will be promptly returned without deduction or interest, as provided above.

Commissions and Idemnification

     The Company intends to indemnify its officers and directors to the full extent permitted in New Hampshire law. Under law, a corporation may indemnify its agents for expenses and amounts paid in third party actions and upon court approval in derivative actions, if the agents acted in good faith and with reasonable care. A majority vote of the Board of Directors, approval of the shareholders, or court approval is required to effectuate indemnification.

     All transactions between the Company and its officers, directors, principal shareholders and affiliates will be on the same terms as with the public. The Company will not issue options or warrants with exercise prices less than 100% of the fair market value of the underlying stock on the date of grant.

Organization Within the Last 5 Years

     There are no officers, directors, key personnel related by blood or marriage. The following principal stockholders identified previously are related as family members: Donald H. Long; Myra Long; Donald Long Jr; April Gilmore; Tessa Arlene Long; Connor Garnett Long; Donald Cormac Long; Todd Gilmore; Jesse Gilmore; Devon Gilmore.

     The company has not made any loans to any of its officers, directors, key personnel or any of its stockholders.

     There are no company loans and therefore by definition no company officers, directors or key personnel or stockholders with guarantees or cosigned on Bank Loans, debts or encumbrances.

Executive Compensation

Name                                Office                    Cash             Other
Donald H. Long                      President & CEO           Nil               Nil

Wendy Price                         Treasurer                 Nil               Nil

Caroline Esty                       Secretary                 Nil               Nil

     After the company completes its first full year of operation following this offering the compensation/remuneration for the Officers and Directors will be reviewed.

Experts

     The audited financial statements of the company as of April 30, 1999 appearing in this Registration Statement have been audited by Chester M. Kearney, independent Certified Public Accountant as set forth in their report dated May 11, 1999, appearing as Exhibit Number 1, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The financial statement do not take into account any provision for the acquisition of Great Northern Group Inc and Intertech Global Marketing Inc.

     The opinion of legal counsel for Intertech Global.com, Inc. is expressed by William McNeir Richmond, P.C. of 7 Dawson Street, P.O. Box 889, Milton, N.H. 03851-0889, formerly of 129 Market Street, Portsmouth, N.H. 03802-1155, as set forth in his report of May 17, 1999 appearing as Exhibit Number 2.

No dealer, salesperson or any other person has been authorized by the Company to give any information or to make any representations other than those contained in this Registration Statement in connection with the Offering made hereby, and, if given or made, such information or representations may not be relied upon. This Registration Statement does not constitute an offer to sell or the solicitation of an offer to buy any security other than those specifically offered hereby or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction in which such an offer or solicitation would be unlawful. Neither the delivery of this Registration Statement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the company since any of the dates as of which information is furnished or since the date of this prospectus.

                        TABLE OF CONTENTS

                                                         Page

        SB-2 Registration Statement ....................  1
        Prospectus -Cover Page .........................  3
        Table of Contents ..............................  4
        Available Information ..........................  4
        The Company ....................................  5
        Risk Factors ...................................  8
        Use of Proceeds ................................ 10
        Dilution ....................................... 10
        Offering Price ................................. 13
        Plan of Distribution ........................... 13
        Selling Security Holders ....................... 14
        Legal Proceedings .............................. 14
        Directors & Executive Officers ................. 15
        Description of Shares .......................... 17
        Options; Warrants and Various Rights ........... 17
        Warrant Contracts .............................. 17
        Private Placements ............................. 17
        Total Issued Shares ............................ 17
        Convertible Debentures ......................... 17
        Other Related Issues ........................... 17
        Description of Securities ...................... 18
        Common Stock ................................... 18
        Issued Common Stock ............................ 19
        Preferred Stock ................................ 21
        Non Cumulative Voting .......................... 21
        Shares Eligible for Future Sale ................ 21
        Transfer Agents and Registrar .................. 21
        Reports to Security Holders .................... 22
        Payment Terms .................................. 22
        Commissions and Idemnification ................. 22
        Organization Within the Last 5 Years ........... 23
        Executive Compensation ......................... 23
        Experts ........................................ 23
        Part II
        Exhibits Number 1 - Financial Statements ....... 24
        Exhibit Number 2 - Legal Opinion ............... 27
        Exhibit 3 - Use Proceeds Table ................. 29
        Exhibit 4 - Use of Funds ....................... 30
        Exhibit 5 - Subscription for Common Shares ..... 31

Until March 31, 2001 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


       ===================================


                 2,000,000 Shares


             Intertech Global.com Inc.


                   Common Stock



              REGISTRATION STATEMENT


                   March 31, 2000

                                    PART II

                     Information Not required in Prospectus

Exhibit Number 1 - Financial Statement April 30, 1999.

Exhibit Number 2 - Legal Opinion To consulting firm - Wathne Pierce & Associates

Exhibit Number 3 - Use of Proceeds Table

Exhibit Number 4 - Great Northern Group Inc. & Intertech Global Marketing Inc.:
                   Use of Funds

Exhibit 5        - Subscription for Common Shares

Signatures

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on FORM SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized on the 31st day of March, 2000.

                                      Intertech Global.com, Inc.

                                      By:  /s/ Donald Long
                                           ------------------------------
                                           Donald Long
                                           President, Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933. As amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                    Title                           Date

/s/ Donald Long              President                       March 31, 2000
-------------------------    Chief Executive Officer
Donald Long


/s/ Wendy Price              Treasurer,                      March 31, 2000
-------------------------    Director
Wendy Price


/s/ Caroline Esty            Secretary,                      March 31, 2000
-------------------------    Director
Caroline Esty

Signature                    Title                           Date

/s/ Donald Long              President                       March 31, 2000
-------------------------    Chief Executive Officer
Donald Long


/s/ Wendy Price              Treasurer,                      March 31, 2000
-------------------------    Director
Wendy Price


/s/ Caroline Esty            Secretary,                      March 31, 2000
-------------------------    Director
Caroline Esty

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on FORM SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized on the 31st day of March, 2000.

                                      Intertech Global.com, Inc.


                                      By:  /s/ Donald Long
                                           ------------------------------
                                           Donald Long
                                           President, Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933. As amended, this Registration Statement has been signed by the following persons in the capacities and on the day noted.